Exhibit (c)-(2)

Special Committee Discussion Materials SINA Corporation September 28, 2020 CONFIDENTIAL Exhibit (c)-(2)

Legal Disclaimer We prepared this document for the information of the members of the Special Committee (the “Committee” or “you”) of the Board of Directors of SINA Corporation (the “Company”) only in the context of the proposed acquisition by New Wave Holdings Limited (the “Proposed Transaction”) and, together with any oral information provided in connection with this document, it must be held by you in strict confidence. This document must not be photocopied or reproduced in any other electronic or physical form and must not be communicated, disclosed or distributed to any other person in whole or in part at any time except with our prior written consent. The purpose of this document is to assist you as your financial adviser in connection with the Proposed Transaction. In preparing this document, we: (i) used information obtained from the Company and public sources; (ii) assumed and relied upon, without independent verification, the accuracy and completeness of the information supplied or otherwise made available to us for the purposes of this document; (iii) assumed that the financial projections and other financial data relating to the Company have been reasonably and properly prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company as at the date of this document; (iv) not conducted any independent valuation or appraisal of the assets or liabilities of any company involved in any proposed transaction; and (v) not been provided with any such valuation or appraisal. Neither we, our affiliates nor any of our or their respective directors, officers, employees or agents (the “Morgan Stanley Group”) gives any representation or warranty, express or implied, as to: (i) the achievement or reasonableness of future projections, management targets, estimates, prospects or returns contained in this document, if any; or (ii) the accuracy or completeness of any information contained in this document, any oral information provided in connection therewith or any data that either generates. Furthermore, and without prejudice to liability for fraud, no member of the Morgan Stanley Group accepts or will accept any liability, responsibility or obligation (whether in contract, tort or otherwise) in relation to these matters. This document does not contain any advice and in connection hereto no member of the Morgan Stanley Group owes you any fiduciary duty. We reserve the right to alter or update this document as we see fit. You must not rely on this document in determining any course of action in relation to the Proposed Transaction or otherwise. Without prejudice to liability for fraud, each member of the Morgan Stanley Group disclaims any liability which may be based on this document, any errors herein and/or omissions herefrom. This document is not a financial opinion or recommendation by any member of the Morgan Stanley Group. Any views contained in this document are based on financial, economic, market and other conditions prevailing at the date hereof and we shall be under no obligation to update this document in the light of changes to such conditions or otherwise. This document and the information contained herein do not constitute an offer to sell or the solicitation of an offer to buy any security, commodity or instrument or related derivative, nor do they constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies, and do not constitute legal, regulatory, accounting or tax advice to the recipient. We recommend that the recipient seek independent third party legal, regulatory, accounting and tax advice regarding the contents of this document. This document is not a research report and was not prepared by the research department of the Morgan Stanley Group. This document is provided by Morgan Stanley & Co. Incorporated and/or certain of its affiliates, which may include Morgan Stanley India Company Private Limited, Morgan Stanley & Co. Limited, Morgan Stanley Bank AG, Morgan Stanley Bank International (Milan Branch), Morgan Stanley Saudi Arabia, Morgan Stanley South Africa (Pty) Limited, Mitsubishi UFJ Morgan Stanley Securities Co., Ltd, Morgan Stanley Asia Limited, Morgan Stanley Australia Limited, Morgan Stanley Asia (Singapore) Pte., Morgan Stanley Services Limited, Morgan Stanley & Co. International plc, Seoul Branch, Morgan Stanley Canada Limited and/or Morgan Stanley, S.V., S.A.U. Unless governing law or regulation permits otherwise, you must contact an authorized Morgan Stanley entity in your jurisdiction regarding this document or any of the information contained herein. Notwithstanding anything herein to the contrary, each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the proposed transaction and all materials of any kind (including opinions or other tax analyses) that are provided relating to the tax treatment and tax structure. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the proposed transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. © Morgan Stanley and/or certain of its affiliates. All rights reserved. CONFIDENTIAL SINA CORPORATION 2

Table of Contents Section 1 Review of New Wave’s Offer 4 Section 2 Market Perspectives on SINA 7 Section 3 SINA Valuation Analysis 16 Section 4 Analysis of Potential Transaction Alternatives 38 CONFIDENTIAL SINA CORPORATION 3

SECTION 1 Review of New Wave’s Offer CONFIDENTIAL 4

Transaction Overview Transaction Overview • New Wave MMXV Limited (“New Wave”), a company incorporated in the British Virgin Islands and controlled by Mr. Charles Chao, Chairman and Chief Executive Officer of the Company (together, the “Buyer”), submitted a preliminary non-binding proposal on Jul 6, 2020 (the “Proposal”), proposing to acquire all the outstanding ordinary shares (the “Ordinary Shares”) of SINA Corporation (“SINA” or the “Company”) not already owned by the Buyer in a going private transaction by way of a merger under the Cayman law. The Buyer initially offered a proposed consideration of US$41.00 per Ordinary Share in cash (the “Indicative Offer”) • Through negotiations with the Special Committee, the Buyer subsequently increased its best and final offer price to US$43.30 per Ordinary Share (the “Final Offer”) – On a 100% fully-diluted equity basis, the Final Offer values the Company at approximately US$2.7Bn – This represents a premium of 23.6%, 28.6%, 25.0% and 17.2% to the volume-weighted average price (VWAP) during the last one, three, six and twelve months prior to the Proposal, respectively • The Buyer beneficially owns c.14.7% of the total outstanding ordinary shares and c.61% of the aggregate voting rights as of Sep 21, 2020(1) – The Buyer intends to roll-over all of its stake as part of the going private transaction and has stated that it does not intend to sell its shares to any third party • The Buyer has proposed to finance the transaction with a combination of debt (80.4% of the transaction value) personally guaranteed by the Buyer, rollover equity from the Buyer (14.7% of the transaction value), and new equity (4.9% of the transaction value) Source: Company filings, Company management projections, Capital IQ Notes: 1. Based on 59,733,728 Ordinary Shares outstanding as of Sep 21, 2020 and 7,944,386 ordinary shares held by New Wave and 820,689 ordinary shares directly held by Mr. Chao CONFIDENTIAL SINA CORPORATION REVIEW OF NEW WAVE’S OFFER 5

Morgan Stanley

Transaction Matrix

US$MM, except for share price(s) and unless stated otherwise

Key Cash & Debt Figures

(US$MM, unless otherwise noted)	1H20
Total Cash (Excl. Restricted Cash)	**3,373**
Cash and Cash Equivalents	2,631
Weibo Senior Notes (Jul 8) - Proceeds	742
Total Debt	**2,751**
Senior Notes	795
Convertible debt	890
Short-term Bank Loan / Operating Lease	83
Funding Debts	108
Weibo Senior Notes (Jul 8) - Offering Price	750
Litigation Reserve	126
Net Debt / (Net Cash)	**(622)**

Share Price	Premium / (Discount) to Share Price [1]						EV[2]	Net Cash	Minority Interest [3]	AV	AV / EBITDA [4]		P / E [4]	
US$	Last Trading	L1M VWAP	L3M VWAP	L6M VWAP	LTM VWAP	52W High	US$MM	US$MM	US$MM	US$MM	2020E	2021E	2020E	2021E
Relevant Reference	**36.67**	**35.04**	**33.67**	**34.63**	**36.96**	**46.85**					**481**	**570**	**134**	**151**
39.00	6.4%	11.3%	15.8%	12.6%	5.5%	(16.8%)	2,391	(622)	4,161	5,930	12.3x	10.4x	17.8x	15.8x
39.50	7.7%	12.7%	17.3%	14.1%	6.9%	(15.7%)	2,422	(622)	4,161	5,961	12.4x	10.5x	18.0x	16.0x
40.00	9.1%	14.2%	18.8%	15.5%	8.2%	(14.6%)	2,453	(622)	4,161	5,991	12.5x	10.5x	18.3x	16.2x
40.50	10.4%	15.6%	20.3%	17.0%	9.6%	(13.6%)	2,483	(622)	4,161	6,022	12.5x	10.6x	18.5x	16.4x
41.00	11.8%	17.0%	21.8%	18.4%	10.9%	(12.5%)	2,514	(622)	4,161	6,053	12.6x	10.6x	18.7x	16.6x
41.50	13.2%	18.5%	23.2%	19.8%	12.3%	(11.4%)	2,545	(622)	4,161	6,084	12.6x	10.7x	18.9x	16.8x
42.00	14.5%	19.9%	24.7%	21.3%	13.6%	(10.4%)	2,575	(622)	4,161	6,114	12.7x	10.7x	19.2x	17.0x
42.50	15.9%	21.3%	26.2%	22.7%	15.0%	(9.3%)	2,606	(622)	4,161	6,145	12.8x	10.8x	19.4x	17.2x
43.00	17.3%	22.7%	27.7%	24.2%	16.3%	(8.2%)	2,637	(622)	4,161	6,176	12.8x	10.8x	19.6x	17.4x
43.30	18.1%	23.6%	28.6%	25.0%	17.2%	(7.6%)	2,655	(622)	4,161	6,194	12.9x	10.9x	19.8x	17.6x
43.50	18.6%	24.2%	29.2%	25.6%	17.7%	(7.2%)	2,668	(622)	4,161	6,207	12.9x	10.9x	19.9x	17.6x
44.00	20.0%	25.6%	30.7%	27.1%	19.0%	(6.1%)	2,698	(622)	4,161	6,237	13.0x	10.9x	20.1x	17.8x
44.50	21.4%	27.0%	32.2%	28.5%	20.4%	(5.0%)	2,729	(622)	4,161	6,268	13.0x	11.0x	20.3x	18.0x
45.00	22.7%	28.4%	33.6%	29.9%	21.8%	(3.9%)	2,760	(622)	4,161	6,299	13.1x	11.1x	20.5x	18.3x
45.50	24.1%	29.9%	35.1%	31.4%	23.1%	(2.9%)	2,791	(622)	4,161	6,330	13.2x	11.1x	20.8x	18.5x
46.00	25.4%	31.3%	36.6%	32.8%	24.5%	(1.8%)	2,821	(622)	4,161	6,360	13.2x	11.2x	21.0x	18.7x
46.50	26.8%	32.7%	38.1%	34.3%	25.8%	(0.7%)	2,852	(622)	4,161	6,391	13.3x	11.2x	21.2x	18.9x
47.00	28.2%	34.2%	39.6%	35.7%	27.2%	0.3%	2,883	(622)	4,161	6,422	13.3x	11.3x	21.5x	19.1x

Source: Company management projections, Capital IQ

Indicative Offer   Final Offer

Notes:
1. Last trading price (unaffected price) as of Jul 2, 2020 and VWAPs are prior to Indicative Offer announcement
2. Equity value calculated based on fully diluted shares outstanding calculated assuming stock options and RSUs (as of Sep 21, 2020) using treasury method
3. Minority interest in Weibo adjusted to its market value as of Sep 25, 2020 (based on fully diluted shares outstanding assuming stock options and RSUs (as of Jun 30, 2020) using treasury method)
4. Non-GAAP EBITDA / Net Income (Controlling) based on Company management projections on a consolidated basis

SINA CORPORATION CONFIDENTIAL REVIEW OF NEW WAVE'S OFFER 6

SECTION 2 Market Perspectives on SINA CONFIDENTIAL 7

Morgan Stanley

SINA Consolidated Financial Overview

Last 5 Years

Revenue

US$MM


14.8%
17.1%
53.6%
33.1%
2.6%
881
62
341
478
1,031
75
304
652
1,584
123
320
1,141
2,108
111
290
1,707
2,163
207
216
1,740
CAGR
25%
35%
(11%)
38%
2015
2016
2017
2018
2019
Weibo
Portal
Fintech
% Growth

Gross Profit

US$MM


61.9% 65.6% 73.9% 78.6% 77.2% Total Margin
42.6% 36.5% 49.5% 49.0% 64.0% Fintech Margin
53.7% 55.2% 62.2% 59.5% 58.4% Portal Margin
70.3% 73.8% 79.8% 83.7% 81.1% Weibo Margin
545
26
183
336
676
27
168
481
1,170
61
199
910
1,656
55
173
1,429
1,670
132
126
1,411
2015
2016
2017
2018
2019
Weibo
Portal
Fintech

Adjusted EBITDA (1)

US$MM


11.2%
20.1%
32.0%
29.5%
30.9%
98
207
507
623
668
2015
2016
2017
2018
2019
EBITDA
% EBITDA Margin

Non-GAAP Net Income (Attributable to SINA) (2)

US$MM


6.4%
10.6%
13.1%
10.8%
10.8%
56
109
208
227
233
2015
2016
2017
2018
2019
Net Income
% Net Income Margin

Source: Company filings

Notes:
1. Adjusted EBITDA is calculated as the sum of non-GAAP EBIT and depreciation and amortization expenses for the given period. Non-GAAP EBIT excludes recognition of deferred revenue from Leju licenses, stock-based compensation expense, and goodwill and intangible impairments
2. Non-GAAP net income excludes recognition of deferred revenue from Leju licenses, stock based compensation, goodwill and intangible impairments, sale of investments, disposals, fair value changes in investments, and amortization of convertible debt cost

SINA CORPORATION CONFIDENTIAL MARKET PERSPECTIVES ON SINA 8

Morgan Stanley

SINA Consolidated Financial Overview (cont'd)

Last 8 Quarters

Revenue and YoY Growth(1)

US$MM

YoY Growth	18Q3	18Q4	19Q1	19Q2	19Q3	19Q4	20Q1	20Q2
Total	25.5%	13.8%	9.1%	(0.5%)	1.2%	4.5%	(8.2%)	(4.9%)
Fintech	(32.9%)	(19.3%)	30.4%	42.8%	88.6%	184.8%	133.8%	63.8%
Portal	(14.8%)	(29.3%)	(26.9%)	(25.2%)	(32.8%)	(16.2%)	(21.8%)	(15.3%)
Weibo	43.8%	27.7%	14.1%	1.2%	1.6%	(2.8%)	(19.0%)	(10.3%)



561
75
460
27
577
67
482
27
481
47
399
35
539
63
432
44
568
50
468
50
602
56
468
78
442
37
323
82
512
72
53
387
18Q3
18Q4
19Q1
19Q2
19Q3
19Q4
20Q1
20Q2
Weibo
Portal
Fintech

Gross Profit (1)

US$MM

	18Q3	18Q4	19Q1	19Q2	19Q3	19Q4	20Q1	20Q2
Total Margin	79.0%	78.1%	74.8%	75.9%	78.4%	76.1%	65.8%	73.5%
Fintech Margin	34.4%	47.3%	51.6%	47.8%	48.1%	57.8%	27.5%	27.1%
Portal Margin	59.1%	56.7%	53.8%	60.3%	54.1%	63.9%	51.9%	62.5%
Weibo Margin	84.8%	82.8%	79.3%	81.0%	84.3%	80.7%	77.1%	83.6%



443
44
390
9
450
38
399
13
360
25
316
18
409
38
350
21
446
27
394
24
459
36
378
45
291
19
249
22
377
33
324
19
18Q3
18Q4
19Q1
19Q2
19Q3
19Q4
20Q1
20Q2
Weibo
Portal
Fintech

Adjusted EBITDA (2)

US$MM



32.0%
29.9%
26.4%
30.8%
32.2%
31.3%
15.8%
27.0%
178
172
125
164
181
186
69
137
18Q3
18Q4
19Q1
19Q2
19Q3
19Q4
20Q1
20Q2
EBITDA
% EBITDA Margin

Non-GAAP Net Income (Attributable to SINA) (3)

US$MM



12.1%
10.1%
6.1%
10.1%
11.9%
13.9%
3.9%
6.8%
68
58
29
54
67
83
17
34
18Q3
18Q4
19Q1
19Q2
19Q3
19Q4
20Q1
20Q2
Net Income
% Net Income Margin

Source: Company filings

Notes:

1. Segment numbers are presented before any inter-segment elimination adjustments
2. Adjusted EBITDA is calculated as the sum of non-GAAP EBIT and depreciation and amortization expenses of the given period. Non-GAAP EBIT excludes recognition of deferred revenue from Leju licenses, stock-based compensation expense, and goodwill and intangible impairments
3. Non-GAAP net income excludes recognition of deferred revenue from Leju licenses, stock based compensation expense, goodwill and intangible impairments, sale of investments, disposals, fair value changes in investments, and amortization of convertible debt cost

SINA CORPORATION CONFIDENTIAL MARKET PERSPECTIVES ON SINA 9

SINA Share Price Performance Up to Jul 2, 2020, the Last Trading Day Prior to Receipt of the Proposal (“Last Trading Day Prior to Offer”)(1) LTM Share Price Performance US$ Last Three Years Share Price Performance US$, Rebased to SINA’s Share Price on 7/3/2017 50 Offer Price $43.30 240 40 Global Peers +144% $36.67 200 30 20 160 Jul-19 Oct-19 SINA Feb-20 Jul-20 Offer Price Source: Capital IQ 120 China Peers (49%) Weibo (51%) Offer Price $43.30 SINA (57%) 80 40 0 Jul-17 Oct-17 Jan-18 Apr-18 Jul-18 Oct-18 Jan-19 Apr-19 Jul-19Oct-19Jan-20Apr-20 Jul-20 (2) China Peers (3) Global Peers SINA Weibo Offer Price Source: Capital IQ Notes: 1. One trading day prior to the receipt of preliminary proposal is Thursday, Jul 2, 2020 (Jul 3, 2020 is a public holiday in the U.S) 2. Market cap weighted average share price of Baidu, 58.com, Weibo, YY and Momo 3. Market cap weighted average share price of Facebook, Snap, Twitter, Pinterest and Line CONFIDENTIAL SINA CORPORATION MARKET PERSPECTIVES ON SINA 10

l

SINA Historical Trading Multiples Analysis Up to Jul 2, 2020(1), Based on Broker Consensus Estimates (Rolling Basis) NTM AV / EBITDA (2) (3) x 36 30 24 18 Offer Price: 11.9x LTM Avg: 11.3x L6M Avg: 11.2x Pre-Offer: 11.1x L3M Avg: 10.9x 12 6 0 Jul-17 Oct-17 Jan-18 Apr-18 Jul-18 Oct-18 Jan-19 Apr-19 Jul-19 Oct-19 Jan-20 Apr-20 Jul-20 NTM P / E (2) (4) x 40 35 30 25 Offer Price: 17.1x Pre-Offer: 14.5x LTM Avg: 14.0x L6M Avg: 13.3x L3M Avg: 12.9x 20 15 10 Jul-17 Source: Capital IQ Oct-17 Jan-18 Apr-18 Jul-18 Oct-18 Jan-19 Apr-19 Jul-19 Oct-19 Jan-20 Apr-20 Jul-20 Notes: 1. Last Trading Day Prior to Offer 2. Consensus estimates from Capital IQ based on rolling broker forecasts; offer price calculated based on offer price of $43.30 3. AV is calculated as market cap based on basic shares outstanding, plus net debt, and minority interest based on market value, all based on latest available data as of the trading date; trailing NTM EBITDA is the median of broker estimates from Capital IQ 4. Market cap is calculated as market cap based on basic shares outstanding; trailing NTM net income is the median of broker estimates from Capital IQ CONFIDENTIAL SINA CORPORATION MARKET PERSPECTIVES ON SINA 11

SINA Historical Trading Multiples Analysis (cont’d) Up to Jul 2, 2020(1), Comparison to Peers Based on Broker Consensus Estimates (Rolling Basis) NTM AV / EBITDA (2) (3) x 50 Weibo: 14.0x YY: 13.8x 58.com: 13.7x Baidu: 11.3x SINA: 11.1x Momo: 4.2x 40 30 20 10 0 Jul-17 Oct-17 Jan-18 Apr-18 Jul-18 Sina Oct-18 Jan-19 Apr-19 Jul-19 Oct-19 Jan-20 Apr-20 Jul-20 Weibo YY Momo 58.com Baidu NTM P / E (2) (4) x 80 YY: 23.2x Baidu: 19.0x 58.com: 17.5x Weibo: 15.0x SINA: 14.5x Momo: 7.0x 60 40 20 0 Jul-17 Oct-17 Jan-18 Apr-18 Jul-18 Oct-18 Weibo Jan-19 Apr-19 Jul-19 Oct-19 Baidu Jan-20 Apr-20 Jul-20 Sina YY Momo 58.com Source: Capital IQ Notes: 1. Last Trading Day Prior to Offer 2. Consensus estimates from Capital IQ based on rolling broker forecasts 3. AV is calculated as market cap based on basic shares outstanding, plus net debt, and minority interest based on market value, all based on latest available data as of the trading date; trailing NTM EBITDA is the median of broker estimates from Capital IQ 4. Market cap is calculated as market cap based on basic shares outstanding; trailing NTM net income is the median of broker estimates from Capital IQ CONFIDENTIAL SINA CORPORATION MARKET PERSPECTIVES ON SINA 12

SINA Trading Volume Analysis Up to Jul 2, 2020 (1) Jul 2 Price: US$36.67 Indicative Offer: US$41.00 Final Offer: US$43.30 LTM ADS Price Trading Range Volume (MM) Trading Statistics (MM Shares) % of Total Volume 200 100% Free Float 55.7 150 75% Volum Basic Shares Outstanding e: 59.5 100 50% LTM Total Volume 204.2 43 37 35 50 25% LTM Total Volume as % of Free Float(3) 25 367% 6 2 0 0% LTM Total Volume as % of TSO(2) 343% Price Range 26 - 28 (US$ / ADS) 28 - 30 30 - 32 32 - 34 Volume 34 - 36 36 - 38 38 - 40 40 - 42 42 - 44 44 - 46 46 - 48 Cumulative % of Total Volume SINA Trading Range and VWAP US$ / ADS 122.92 125.00 100.00 109.55 75.00 50.00 25.00 0.00 36.67 35.74 40.80 35.07 31.90 31.63 30.80 27.83 27.83 27.83 30.04 L3Y LTM L6M L3M % Final Offer Premium to VWAP % of TSO (2) % of Free Float (3) (38%) 17% 25% 29% 1,114% 343% 159% 71% 1,191% 367% 170% Max / Min 76% 75% Trading Volume Price Range VWAP Source: Capital IQ as of Jul 2, 2020 Notes: 1. Last Trading Day Prior to Offer 2. TSO defined as total ordinary shares outstanding, i.e. not inclusive of dilutive securities related to ESOP plans 3. Free float includes all outstanding ordinary shares, excludes those held by the Buyer CONFIDENTIAL SINA CORPORATION MARKET PERSPECTIVES ON SINA 13 70.0646.7144.52 42.39 36.97 34.63 33.67 19 1019 71 ~90% of Cumulative $43 ~75% of Cumulative Volume: $41

Broker Target Prices and Ratings Broker Ratings (1) As of Jul 2, 2020 • Most brokers maintain “hold” or “buy” ratings with median target price of US$37 per share Broker 1 5/25/2020 HOLD $37.00 N.A. Broker 2 5/22/2020 BUY $49.00 Broker 3 5/22/2020 HOLD $36.00 SoTP Broker 4 5/21/2020 HOLD $36.00 Broker 5 5/20/2020 HOLD $37.00 Broker 6 5/20/2020 BUY $39.00 Source: Bloomberg Notes: 1. Selection of major brokers which published next twelve month price target post Q1 2020 earnings up to Jul 2, 2020 CONFIDENTIAL SINA CORPORATION MARKET PERSPECTIVES ON SINA 14 Average $39.00 Median $37.00 BrokerReport DateCallTP ($)Valuation Methodology

Morgan Stanley

Broker SoTP Valuation Analysis

	Broker (Sorted by date for brokers that included SoTP valuation)		Weibo	Non-Weibo	Other Investments	SoTP Value	Net Cash	HoldCo Discount	Equity Value	Target Price
Prior to Take-Private Proposal	Broker 7 [5] (5/4/2020)	**Value of Stake**	**$3,616MM**	**$445MM**	**--**	**$4,060MM**	**--**	**40% on all**	**$2,436MM**	**$37**
		Valuation Method for the Segment	SoTP	P/S						
	Broker 5 (5/20/2020)	**Value of Stake**	**$4,219MM**	**$131MM**	**$2,201MM**	**$6,551MM**	**$(22)MM [3]**	**61% on all**	**$2,546MM**	**$37**
		Valuation Method for the Segment	P/E	P/E	--					
	Broker 2 (5/22/2020)	**Value of Stake**	**$4,081MM**	**--**	**--**	**$4,081MM**	**$257MM**	**25% on Weibo 50% on cash [6]**	**$3,190MM**	**$49**
		Valuation Method for the Segment	P/E							
	Broker 3 (5/22/2020)	**Value of Stake**	**$3,649MM**	**$460MM**	**$109MM [1]**	**$4,218MM**	**$373MM**	**45% on all**	**$2,525MM**	**$36**
		Valuation Method for the Segment	Market cap	P/S	Market cap					
Post Proposal	Broker 8 (7/6/2020)	**Value of Stake**	**$4,285MM**	**$435MM**	**$144MM [1]**	**$4,857MM**	**$244MM**	**20% on all 50% on cash**	**$3,989MM**	**$57**
		Valuation Method for the Segment	Market cap	P/S	Market cap					
	Median		**$4,081MM**	**$440MM**	**$127MM [2]**	**$4,218MM**		**40% [4]**	**$2,546MM**	**$37**

Notes:
1. Equity Investments include Leju and Tian Ge
2. Median of broker 3 and broker 8 only
3. Excluding Weibo's net cash
4. Median of discount applied on all or Weibo
5. Calculated based on SINA's ordinary shares outstanding of 65.4MM as of Mar 31, 2020
6. Based on latest report from the same broker

SINA CORPORATION CONFIDENTIAL MARKET PERSPECTIVES ON SINA 15

SECTION 3 SINA Valuation Analysis CONFIDENTIAL 16

Morgan Stanley

Company Management Projections Overview

Company management has advised that the projections are lower than broker consensus due to:

- Slower recovery in advertising revenue given oversupply of inventory in the market
- The impact of COVID-19 to last longer than market expectations (V-shaped recovery)
- Shift in revenue mix to SINA Fintech business which have materially lower margins

Revenue [1]

US$MM



2,143
2,332
2,570
2,123
2,395
2,641
2,888
3,155
3,414
CAGR
308
182
1,650
423
182
1,815
564
175
1,933
729
169
2,027
911
162
2,124
1,081
155
2,225
28.5%
(3.1%)
6.2%
2020E
2021E
2022E
2023E
2024E
2025E
Weibo
Portal
Fintech
Recent Broker Consensus (2)

Gross Profit [1]

US$MM



70.2% 69.0% 67.4% 65.6% 64.2% 63.0% Total Margin
24.8% 25.7% 25.9% 25.9% 26.6% 26.6% Fintech Margin
62.6% 60.7% 60.5% 59.5% 58.0% 57.0% Portal Margin
79.1% 79.2% 79.4% 79.4% 79.7% 80.0% Weibo Margin
1,565
1,754
1,965
1,490
1,651
1,781
1,893
2,025
2,151
76
114
1,306
109
110
1,438
146
106
1,534
189
100
1,609
243
94
1,693
288
89
1,779
2020E
2021E
2022E
2023E
2024E
2025E
Weibo
Portal
Fintech
Recent Broker Consensus (2)

Non-GAAP EBITDA (excluding SBC) [3]

US$MM



22.7% 23.8% 23.8% 23.2% 22.9% 22.5%
500
665
777
110
106
101
75
76
80
481
570
629
670
724
769
2020E
2021E
2022E
2023E
2024E
2025E
EBITDA
SBC
% Margin
Recent Broker Consensus (2)

Non-GAAP Net Income (Attributable to SINA)

US$MM



6.3% 6.3% 6.5% 6.6% 7.0% 7.2%
158
208
252
134
151
172
189
222
245
2020E
2021E
2022E
2023E
2024E
2025E
Net Income
% Margin
Recent Broker Consensus (2)

Source: Company management projections, Broker research

Notes:
1. SINA consolidated revenue / gross profit includes revenue / gross profit from Weibo, Portal, Fintech, SINA others (including email and mobile services) and group elimination
2. Based on broker reports that were published post the Q1 2020 earnings release on May 19, 2020 and that exclude share-based compensation expenses
3. Non-GAAP EBITDA is calculated as the sum of Non-GAAP EBIT and depreciation & amortization expenses, excluding share-based compensation

SINA CORPORATION CONFIDENTIAL SINA VALUATION ANALYSIS 17

China Online Advertising Market Overview • Digital advertising accounts for the lion share of China’s advertising expenditure and is expected to increase to more than 75% by 2024 at US$69Bn vs. current expenditure of US$52Bn or 65% of overall spend • Within online advertising, growth has taken a momentarily hit from COVID-19 in 2020, but largely expected to recover from 2021 onwards • According to management, Weibo is expected to grow in line with the overall online advertising spend in China • Among the various advertising channels, short-video is expected to experience exponential growth while growth for social networking is more moderate. Weibo is expected to capitalize on the current trend to expand its short-video segment China Advertising Expenditure by Type 2019: US$80Bn China Online Advertising Expenditure US$Bn 21.0% 18.4% Radio Outdoor 3.3% 6.0% Print 1.5% 16.1% 11.0% 6.6%6.2% 5.8% (0.2%) Digital 65.0% Television 24.2% 2017 2018 2019 2020E 2021E 2022E 2023E 2024E Ad Expenditure Growth Source: S&P Global China Internet Advertising by Channel % 100% 80% 60% 40% 20% 0% 2015 2016 E-commerce 2017 Online Video 2018 Social Networking 2019 2020E 2021E 2022E Search Portal Short Video (new since 2018) Other Source: iResearch CONFIDENTIAL SINA CORPORATION SINA VALUATION ANALYSIS 18 16 17 14 0 9 4 8 7 6 20 22 12 17 9 10 7 8 10 10 11 11 10 8 11 12 6 32 35 38 27 28 39 39 38 7 8 8 9 32 9 27 27 8 24 18 8 9 15 13 11 69 65 61 57 52 52 45 37

China Online Consumer Finance and Online Payment Overview • Online consumer finance is gravitating to large platforms with core competency – Rising credit risks due to COVID-19 outbreak may lead to further market share consolidation – Banks prefer to cooperate with platforms with client access and core technological competency • SINA’s fintech business including loan facilitation and online payment is expected to grow at CAGR of 28.5% during 20E – 25E, slightly higher than China 3rd party payment revenue CAGR of 26.2% during 18 – 23E, which could be attributable to it’s smaller size. SINA could benefit from its access to customers and continue gain shares through industry consolidation China 3rd Party Payment Revenue Size US$Bn 62.1% 55.3% 39.0% 30.0% 25.8% 19.3% 18.2% 2017 2018 2019 2020E 2021E 2022E 2023E Revenue Size Growth Source: PBOC, WIND CONFIDENTIAL SINA CORPORATION SINA VALUATION ANALYSIS 19 67 57 47 38 29 21 13

SINA Valuation Summary Implied SINA’s per Share Value US$ per share Implied Prem. / (Disc.) (%) to Unaffected Price Method Share Price Range Commentary / Assumptions Unaffected Price (Jul 2) Final Offer ($43.30) ($36.67) Historical Trading Range 1M VWAP 3M VWAP 6M VWAP 12M VWAP (9.4%) ~ (18.1%) ~ (24.1%) ~ (24.1%) ~ - % - % 21.4% 27.4% 1M Low - High / 1M VWAP ($35.04) 3M Low - High / 3M VWAP ($33.67) 6M Low - High / 6M VWAP ($34.63) 12M Low - High / 12M VWAP ($36.96) $30.04 $27.83 $27.83 Broker Estimates 0 Broker Estimates (1.8%) ~ 33.6% Low ($36) - High ($49) Target Prices Prior to Jul 2 / Median ($37) Comparable Companies 2020 AV/EBITDA(1) 2021 AV/EBITDA(1) 2020 P/E 2021 P/E (0.6%) ~ (4.0%) ~ (10.4%) ~ (12.6%) ~ 20.8% 21.3% 1.5% 0.9% Based on range of 12.0x ~ 13.0x Based on range of 10.0x ~ 11.0x Based on range of 15.0x ~ 17.0x Based on range of 13.0x ~ 15.0x 7.23 6.99 Precedent Transactions .29 RedChip Take-private Premia All US Targets Premia 9.9% ~ 24.2% ~ 19.4% 31.8% Based on US listed Cayman incorporated recent precedent transactions, 15~25% premia range to 1M VWAP Based on US listed deals 25th and 75th percentile premium, 30% ~38% premia range to 1M VWAP 5.55 .35 Sum-of-the-Parts SINA + Weibo DCF Only SINA + Weibo + LT Investments + HoldCo Discount SINA + Weibo(@Market)(2) + LT Investments + HoldCo Discount 3 91 55.67 11.9% ~ (22.2%) ~ (10.9%) ~ 38.8% 51.8% 37.1% Excludes Long-term investments / Pre-discount Includes Long-term investments / Post-discount (30%~45%) Includes Long-term investments / Weibo stake at current market price / Post-discount (30%~45%) $28.55 .26 LBO / Levered Recap $29.98 Hypothetical Leveraged Buyout Hypothetical Levered Recap (18.2%) ~ (0.2%) ~ 20.7% 8.4% 20-30% Target IRR, 9.0-13.0x Weibo AV/2025E EBITDA Exit PV of 21E Share Price / 14.0-16.0x P/E / 13.1% CoE / Dividend of $14.51 $39.74 $-$20.00 $40.00 $60.00 $80.00 Source: Capital IQ, Company management projections, Company filings Notes: 1. Aggregate Value (AV) to Equity Value (EV) adjustments include cash and short-term investments, total debt as of Jun 30, 2020 (including Weibo’s latest senior notes issued on Jul 8, 2020 (Debt US$750MM / Cash US$742MM (excl. underwriting discount)), litigation reserves (US$126MM) and minority interest (minority interest in Weibo adjusted to its market value as of Sep 25, 2020, based on fully diluted shares outstanding assuming stock options and RSUs (as of Jun 30, 2020) using treasury method) 2. US$3.3Bn representing share price ($32.54) of Weibo on Sep 25, 2020, multiplied by 101,778,958 shares of Weibo held by SINA CONFIDENTIAL SINA CORPORATION SINA VALUATION ANALYSIS 20 $33.21 $3 $3 6.67 6.67 $44.52 $46.71 $36.00 $36.46 $35.19 $49.0 $44.30 $44.48 $43.79 $32.85 $32.06 $3 $3 $40 $4 $41.0 $48 $50. $ $32.68 $50 $44.27 $36.58

Selection of Public Peers Selected China Internet Social and Content Companies Selected Global Internet Social and Content Companies peer given its scale and diversified business lines CONFIDENTIAL SINA CORPORATION SINA VALUATION ANALYSIS 21 We have considered but did not include Tencent as a We considered and referenced global social media peers including Facebook, Twitter, Snap, Pinterest and Line, but did not include them as peers within our analysis given differences in geographic focus and competitive dynamics Considerations•Similar internet content and social platforms focused on China •Primarily monetizing through online advertising (58.com, Baidu and Weibo) and virtual gifting (Momo, YY) •Similar internet content and social platforms, but with focus outside of China •Primarily monetizing through online marketing For Reference Only Primary

Morgan Stanley

Public Peers' Trading Statistics

As of Sep 25, 2020

Trading Statistics of Selected Public Peers (1)(2)(3)

Company	Price (Local Currency)	Market Cap (4) US$Bn	AV (5) US$Bn	AV/Sales 2020E	AV/Sales 2021E	AV/Sales 2022E	AV/EBITDA 2020E	AV/EBITDA 2021E	AV/EBITDA 2022E	P/E 2020E	P/E 2021E	P/E 2022E
SINA (6)	**36.67**	**2.2**	**5.8**	**2.7x**	**2.4x**	**2.2x**	**12.0x**	**10.2x**	**9.2x**	**16.7x**	**14.9x**	**13.1x**
China Social & Content Platforms												
Baidu	123.79	44.6	34.4	2.2x	2.0x	1.8x	10.2x	8.3x	6.6x	16.3x	13.4x	10.9x
Weibo	32.54	7.5	6.8	4.1x	3.6x	3.3x	12.9x	10.8x	9.6x	15.3x	12.2x	10.9x
58.com (7)	46.70	7.5	6.3	2.8x	2.4x	2.1x	14.2x	12.0x	10.1x	13.7x	13.0x	10.1x
YY	77.09	6.5	4.6	1.3x	1.1x	1.0x	18.9x	11.9x	9.2x	21.4x	13.9x	11.1x
Momo	13.83	3.1	1.6	0.7x	0.6x	0.5x	4.1x	3.3x	2.5x	8.2x	5.9x	4.7x
Average				**2.2x**	**1.9x**	**1.7x**	**12.0x**	**9.3x**	**7.6x**	**15.0x**	**11.7x**	**9.5x**
Median				**2.2x**	**2.0x**	**1.8x**	**12.9x**	**10.8x**	**9.2x**	**15.3x**	**13.0x**	**10.9x**
Global Social & Content Platforms												
Facebook	254.82	753.0	705.3	8.8x	7.1x	5.9x	17.5x	14.1x	11.6x	31.5x	24.8x	20.3x
Snap	24.69	40.2	39.3	18.0x	12.9x	9.8x	n.m.	n.m.	47.9x	n.m.	n.m.	52.5x
Twitter	43.84	36.8	33.1	10.0x	8.2x	7.0x	39.9x	27.6x	22.2x	n.m.	60.9x	46.6x
Pinterest	39.90	28.0	26.5	18.1x	13.3x	10.2x	n.m.	n.m.	69.1x	n.m.	n.m.	81.4x
Line	5,370.00	12.6	13.0	5.5x	4.6x	3.8x	n.m.	37.1x	20.7x	n.m.	n.m.	74.5x
Average				**12.1x**	**9.2x**	**7.3x**	**28.7x**	**26.3x**	**34.3x**	**31.5x**	**42.8x**	**55.1x**
Median				**10.0x**	**8.2x**	**7.0x**	**28.7x**	**27.6x**	**22.2x**	**31.5x**	**42.8x**	**52.5x**

Source: Capital IQ, Company Filings

Notes:
1. Calendarized to December year end
2. n.m. multiples are defined as either negative multiples or over 100x
3. SINA's financials are based on management projections; other comparable peers based on broker consensus sourced from Capital IQ, adjusted for share-based compensation
4. Market capitalization includes all options outstanding using treasury method and restricted stock units
5. Aggregate value defined as market value plus total debt less cash and short term investments, adjusted for minority interests
6. Unaffected price as of Jul 2, 2020, 1 trading day prior to receipt of the take private proposal (Jul 3, 2020 is a public holiday in the U.S.)
7. Unaffected price as of Apr 1, 2020, 1 trading day prior to receipt of the take private proposal

SINA CORPORATION CONFIDENTIAL SINA VALUATION ANALYSIS 22

Morgan Stanley

Public Peers' Operating Statistics

As of Sep 25, 2020

Operating Statistics of Selected Public Peers (1)(2)

Company	Revenue (US$MM)			Revenue Growth			EBITDA Margin			Net Income Margin		
	2020E	2021E	2022E	2020E	2021E	2022E	2020E	2021E	2022E	2020E	2021E	2022E
SINA	**2,123**	**2,395**	**2,641**	**(1.4%)**	**12.8%**	**10.3%**	**22.7%**	**23.8%**	**23.8%**	**6.3%**	**6.3%**	**6.5%**
China Social & Content Platforms												
Baidu	15,510	17,526	19,454	35.5%	13.0%	11.0%	21.8%	23.5%	26.8%	17.3%	18.2%	20.5%
58.com	2,227	2,638	2,987	2.2%	18.5%	13.2%	20.0%	19.9%	20.9%	20.3%	22.1%	23.3%
Weibo	1,666	1,880	2,053	(5.7%)	12.8%	9.2%	31.8%	33.6%	34.5%	28.9%	32.4%	33.5%
YY	3,667	4,120	4,694	4.1%	12.4%	13.9%	6.7%	9.4%	10.7%	8.6%	11.7%	13.6%
Momo	2,221	2,531	2,890	(10.9%)	14.0%	14.2%	17.6%	18.9%	21.9%	17.3%	21.1%	23.4%
Average	**5,058**	**5,739**	**6,416**	**5.0%**	**14.1%**	**12.3%**	**19.6%**	**21.0%**	**23.0%**	**18.5%**	**21.1%**	**22.9%**
Median	**2,227**	**2,638**	**2,987**	**2.2%**	**13.0%**	**13.2%**	**20.0%**	**19.9%**	**21.9%**	**17.3%**	**21.1%**	**23.3%**
Global Social & Content Platforms												
Facebook	80,320	99,122	119,068	13.6%	23.4%	20.1%	50.3%	50.4%	51.2%	29.0%	30.1%	30.5%
Snap	2,176	3,040	4,027	26.9%	39.7%	32.5%	(7.1%)	9.2%	20.4%	(13.0%)	4.7%	17.4%
Twitter	3,304	4,064	4,732	(4.5%)	23.0%	16.5%	25.1%	29.5%	31.5%	(22.0%)	14.4%	15.6%
Pinterest	1,464	1,984	2,594	28.1%	35.5%	30.7%	2.5%	9.0%	14.8%	1.7%	8.1%	15.5%
Line	2,356	2,841	3,470	9.4%	20.6%	22.2%	1.2%	12.3%	18.1%	(10.7%)	(0.7%)	4.7%
Average	**17,924**	**22,210**	**26,778**	**14.7%**	**28.4%**	**24.4%**	**14.4%**	**22.1%**	**27.2%**	**(3.0%)**	**11.3%**	**16.8%**
Median	**2,356**	**3,040**	**4,027**	**13.6%**	**23.4%**	**22.2%**	**2.5%**	**12.3%**	**20.4%**	**(10.7%)**	**8.1%**	**15.6%**

Source: Capital IQ, Company Filings

Notes:
1. Calendarized to December year end
2. SINA's financials are based on management projections; other comparable peers based on broker consensus sourced from Capital IQ, adjusted for share-based compensation

SINA CORPORATION CONFIDENTIAL SINA VALUATION ANALYSIS 23

Morgan Stanley

Take-Private Premia Analysis

Selected Take-Private Transactions of U.S. Listed Cayman-incorporated Chinese Companies with Definitive Merger Agreements Signed (2015 – Sep 28, 2020) (1)

Initial Offer vs. Final Offer Price to 1M VWAP Premium (%)


Transaction Size (2) (US$Bn)
1.0 3.3 0.7 3.6 1.2 1.6 1.0 0.7 10.6 0.7 0.7 1.3 5.4 1.1 4.6 1.1 3.2 0.9 0.5 1.1 8.5
Disc. to 12M High (%)
(40%) (6%) (31%) (19%) (46%) (18%) (0%) (44%) (37%) (60%) (47%) (29%) (35%) (28%) (53%) (5%) (3%) (7%) (73%) (46%) (36%)
100%
80%
60%
40%
20%
0%
(20%)
(40%)
Perfect World (Jan-15) 26% 27%
WuXi Pharma (Apr-15) 18% 18%
CMGE (May-15) 3% 6%
Mindray (Jun-15) 5% (2%)
E-House (Jun-15) 19% 10%
Homeinns (Jun-15) 19% 29%
Bona (Jun-15) 18% 18%
iDreamSky (Jun-15) 25% 25%
Qihoo (Jun-15) 29% 29%
Dangdang (Jul-15) (16%) (28%)
eLong (Aug-15) 26% 26%
iKang (Aug-15) 12% 30%
Youku Tudou (Oct-15) 46% 51%
Trina (Dec-15) 19% 19%
Qunar (Jun-16) (2%) (2%)
Zhaopin (Feb-17) 13% 14%
Nord Anglia Education (Apr-17) 12% 22%
eHi Car (Jan-18) 18% 8%
Changyou (Sep-19) 68% 81%
Bitauto (Sep-19) 31% 31%
58.com (Apr-20) 11% 13%
Median: 18%
Initial Offer to 1M VWAP Premium
Final Offer to 1M VWAP Premium
Median

Source: Company filings and Capital IQ

Notes:

1. Excludes transactions where implied market cap given the offer price was less than US$500MM; excludes China Biologic Products (initial offer price to 1M VWAP premium of 20%) and Sogou (initial offer price to 1M VWAP premium of 79%) proposals as no definitive merger agreements signed as of Sep 28, 2020
2. Refers to implied market cap at initial offer price calculated based on the number of shares outstanding per latest quarterly filings

SINA CORPORATION CONFIDENTIAL SINA VALUATION ANALYSIS 24

Premiums Paid for U.S. Transactions of $1Bn or More Public Targets (1)(2) All Transactions (3) 25-Year 25th to 75th Percentile: 30 – 38% S&P 500 (4) 60 450 400 50 350 45 45 44 40 300 34 33 250 29 29 30 28 200 20 150 100 10 50 0 0 ’96 ’98 ’00 ’02 ’04 ’06 ’08 ’10 ’12 ’14 ’16 ’18 ’20 Source: Refinitiv (formerly Thomson Reuters) as of Jul 30, 2020 Notes: 1. Includes announced bids for control of U.S. public targets with an aggregate value of $1Bn or more. Excludes terminated transactions, ESOPs, self-tenders, spin-offs, share repurchases, minority interest transactions, exchange offers, recapitalizations and restructurings. Includes transactions announced on or before Jun 30, 2020 2. Annual amounts based on mean of percentage premiums paid over unaffected stock price which is defined as stock price four wee ks prior to the earliest of the deal announcement; announcement of a competing bid; and market rumors 3. Includes all announced bids irrespective of consideration offered (i.e., includes all cash, all stock and hybrid bids). Excludes outliers 4. S&P 500 indexed to closing price on the last trading day of 1996 CONFIDENTIAL SINA CORPORATION SINA VALUATION ANALYSIS 25 39 39 40 38 35 34 36 36 35 33 31 32 30 3031 27 26

Morgan Stanley

SINA Sum of the Parts Analysis

Summary of SoTP Analysis

US$MM, except for share price(s) and unless stated otherwise

		Low		High	Commentary
SINA Standalone AV (DCF)	A	(327)	–	(281)	AV from DCF valuation (WACC 8.8%~9.8% and winding up costs (166)MM ~ (116)MM)
(+) SINA Standalone Net Debt		(8)	–	(8)	Net debt as of 1H 2020 including litigation reserve
SINA Standalone EV (Excl. Long-term Investments ("LT Investments"))		**(334)**	–	**(289)**	
(+) SINA Standalone LT Investments	C	940	–	1,504	Based on estimated realizable valuation of LT Investments as summarized on p.32
SINA Standalone EV		**606**	–	**1,215**	
Attributable Weibo AV (DCF)	B	2,571	–	3,131	Attributable AV from DCF valuation (WACC 11.2%~12.2% / PGR 2.5%~3.5%)
(+) Attibutable Weibo Net Cash (1H20)		280	–	280	SINA's attributable share (44.3%) of net cash as of 1H 2020 (including minority interest)
Attributable Weibo EV (Excl. LT Investments)		**2,851**	–	**3,411**	
(+) Attributable Weibo LT Investments	C	-	–	375	Based on SINA's attributable share (44.3%) of estimated realizable valuation of LT Investments as summarized on p.33
Attributable Weibo EV		**2,851**	–	**3,786**	
SINA Consol. EV (Pre-Discount)		**3,456**	–	**5,001**	
(-) HoldCo Discount	D	(1,706)		(1,587)	30%~45% HoldCo discount range applied to SINA Standalone LT Investments and Attributable Weibo EV
% HoldCo Discount Rate		*45.0%*	–	*30.0%*	
SINA Consol. EV (Post-Discount)		**1,751**	–	**3,414**	Including LT Investments / Post-discount
Basic Shares Outstanding (MM)		59.73		59.73	As of Sep 21, 2020
Dilutive Shares (MM)		1.59		1.59	Stock options / RSUs using treasury method (as of Sep 21, 2020)
Fully-Diluted Shares Outstanding (MM)		**61.32**		**61.32**	
Implied EV per Share					
SINA Consol. EV (Excl. LT Investments / Pre-Discount)		**$ 41.03**	–	**$ 50.91**	
SINA Consol. EV (Excl. LT Investments / Post-Discount)		**$ 20.11**	–	**$ 34.22**	
SINA Consol. EV (Post-Discount)		**$ 28.55**	–	**$ 55.67**	
SINA Consol. EV (Post-discount) (Attributable Weibo EV at Market Cap)		**$ 32.68**	–	**$ 50.26**	Based on market value of SINA's stake in Weibo (market cap of $7.5Bn) as of Sep 25, 2020

Source: Company management projections, Company data, Capital IQ

SINA CORPORATION CONFIDENTIAL SINA VALUATION ANALYSIS 26

Discounted Cash Flow Analysis – SINA Standalone A • Discounted cash flow analysis based on the following: – Valuation date as of Sep 30, 2020 – WACC mid-point of 9.3% based on CAPM method – Business winding up costs assumed including one-off winding up costs in 2025E and annual recurring wind down costs from 2026E – 2030E – 25.0% China corporate income tax rate applied on operating income of Fintech business(1) – Mid-year convention applied for discounting Discounted Cash Flow based on Company Management Projections Fiscal Year Ending December 31, US$MM Aggregate Value Sensitivity Analysis Valuation Summary US$MM Sum of Discounted UFCF Business Wind-up and Recurring Costs US$MM WACC One-off Wind-up Costs (191) (166) (141) (116) (91) (117) (186)(2) (+) Cash and ST Investment (-) Total Gross Debt 301 (309) (3) Equity Value Sensitivity Analysis (4) 1,222 (+) Long-term Investments US$MM WACC One-off Wind-up Costs (191) (166)(141) (116) (91) Source: Company management projections Notes: 1. 2. Tax expense (25% China corporate tax rate) on operating income from Fintech business PV of business winding up costs including one-off costs (US$141MM) in 2025E and recurring wind down costs(US$41MM) from 2026E – 2030E Included litigation reserves (US$126MM) Based on estimated realizable value of LT investments (median applied – p.32) 3. 4. CONFIDENTIAL SINA CORPORATION SINA VALUATION ANALYSIS 27 8.3% 8.8% 9.3% 9.8% 10.3% 863879896912929 871935 880942 887948 895910925940955 887903919 895926 903918933 911 Equity Value911 Equity Value (Excl. LT Investment)(311) Aggregate Value(303) 8.3% 8.8% 9.3% 9.8% 10.3% (351) (335) (318) (302) (286) (343) (279) (335) (272) (327) (266) (319) (304) (290) (275) (260) (327) (311) (295) (319) (288) (312) (296) (281) (303) 2020E 4Q20E 2021E 2022E 2023E 2024E 2025E Revenue 493 124 607 741 899 1,075 1,237 % Growth 19.4% N.A. 23.1% 22.1% 21.2% 19.6% 15.1% EBITDA (58) (15) (60) (55) (48) (29) (16) % Margin (11.8%) (11.8%) (9.8%) (7.4%) (5.3%) (2.7%) (1.3%) EBIT (77) (20) (80) (75) (67) (49) (36) % Margin (15.7%) (15.7%) (13.1%) (10.1%) (7.5%) (4.6%) (2.9%) (-) Tax (1) (2) (0) (2) (4) (6) (12) (16) NOPAT (79) (20) (82) (78) (73) (61) (52) (+) D&A 19 5 20 20 19 20 20 (+) Dec. (Inc.) in NWC 168 42 32 29 17 35 21 (-) Capex (12) (3) (11) (11) (11) (13) (15) Unlevered FCF 95 24 (41) (40) (48) (19) (26) Discounted Unlevered FCF 24 (38) (34) (38) (13) (17)

Morgan Stanley

A WACC Analysis – SINA Standalone

- Risk-free rate based on 10 Year US Treasury (Spot Rate) as of Sep 25, 2020
- SINA's calculated weighted cost of capital (base case) is 9.3% per CAPM method on a standalone basis

WACC Analysis – CAPM Method

Assumption	Notes	WACC Calculation Base	WACC Calculation Low	WACC Calculation High
Market Risk Premium (MRP)	Morgan Stanley estimated market risk premium	6.0%	6.0%	6.0%
Risk Free Rate (R_f)	10 Year US Treasury (Spot Rate) as of 9/25/2020	0.7%	0.7%	0.7%
Levered Beta	SINA's L5Y Beta based on regression	1.19	1.19	1.19
Sensitivity Adjustment	+/- 1.0% from base		(1.0%)	1.0%
Cost of Equity (K_E)	**Calculated using the Capital Asset Pricing Model**	**7.8%**	**6.8%**	**8.8%**
Adjustments When Required:				
Country Risk Adjustment	Spread between PRC 2030 Government USD Bond and 10 Year UST (Spot Rate)	2.4%	2.4%	2.4%
Adjusted Cost of Equity (K_E)		**10.2%**	**9.2%**	**11.2%**
Pre-tax Cost of Debt (KD)	Weighted rate of existing interest-bearing debt	6.9%	6.9%	6.9%
Tax Rate (t)	China Qualified Corporate PRC Tax Rate	15.0%	15.0%	15.0%
Post-tax Cost of Debt (K_D)		**5.8%**	**5.8%**	**5.8%**
Debt / Total Capitalization	Based on optimal capital structure (comps median)	19.4%	19.4%	19.4%
Weighted Average Cost of Capital (WACC)	**K_E * E/(D+E) + K_D * (1-t) * D/(D+E)**	**9.3%**	**8.5%**	**10.2%**

Source: Capital IQ, Company filings

SINA CORPORATION CONFIDENTIAL SINA VALUATION ANALYSIS 28

Discounted Cash Flow Analysis – Weibo B • Discounted cash flow analysis Based on the following: – Valuation date as of Sep 30, 2020 – WACC mid-point of 11.7% based on CAPM method – Perpetual growth rate of 3% based on Weibo’s terminal year growth and China’s long-term inflation(1) – 15.0% China qualified corporate income tax rate – Mid-year convention for all cash flows – Assumed SINA’s diluted % stake in Weibo considering stock-based compensation • Implied equity value of $3,286MM attributable to SINA’s stake in Weibo • Weibo’s market cap: – Jul 2, 2020: $7.7Bn o 44.3% stake: $3.4Bn – Sep 25, 2020: $7.5Bn o 44.3% stake: $3.3Bn Discounted Cash Flow based on Company Management Projections US$MM Fiscal Year Ending December 31, Terminal Valuation Summary US$MM Attributable Aggregate Value Sensitivity Analysis US$MM WACC Perpetual Growth Rate 100% Attributable Weibo to SINA stake 2.0% 2.5% 3.0% 3.5% 4.0% Sum of Discounted UFCF Terminal Value 2,275 4,397 975 1,844 (+) Cash and ST Investment (-) Total Gross Debt (-) Minority interest 3,072 (2,442) 1 1,362 (4) (1,082)(4) (4) Attributable Equity Value Sensitivity Analysis US$MM 0 (+) Long-term Investments (3) 188 (4) 423 Perpetual Growth Rate WACC 2.0% 2.5% 3.0% 3.5% 4.0% Source: Company management projections Notes: 1. 2. 3. 4. China’s long-term inflation rate is 2.3% (Oxford Economics) Pro forma ownership stake taking account of stock-based compensations of Weibo Based on estimated realizable value of LT investments (median applied – p.33) Based on SINA’s current 44.3% stake in Weibo based on fully diluted share outstanding CONFIDENTIAL SINA CORPORATION SINA VALUATION ANALYSIS 29 10.7% 11.2% 11.7% 12.2% 12.7% 3,379 3,506 3,650 3,814 4,003 3,221 3,759 3,079 3,547 2,952 3,362 2,836 2,913 2,998 3,093 3,198 3,332 3,457 3,598 3,177 3,409 3,038 3,134 3,242 3,286 Equity Value 7,726 3,286 Equity Value (Excl. LT Investment) 7,303 3,099 Aggregate Value 6,672 2,819 10.7% 11.2% 11.7% 12.2% 12.7% 2,912 3,039 3,183 3,347 3,536 2,754 3,292 2,612 3,080 2,485 2,895 2,369 2,446 2,531 2,625 2,731 2,865 2,990 3,131 2,710 2,942 2,571 2,667 2,774 2,819 2020E 4Q20E 2021E 2022E 2023E 2024E 2025E Year Revenue 1,767 1,650 416 1,815 1,933 2,027 2,124 2,225 2,225 % Growth (6.6%) N.A. 10.0% 6.5% 4.9% 4.8% 4.7% EBITDA 540 136 629 684 718 753 785 785 % Margin 32.7% 32.7% 34.7% 35.4% 35.4% 35.4% 35.3% 35.3% EBIT 515 130 601 654 686 721 750 750 % Margin 31.2% 31.2% 33.1% 33.8% 33.9% 33.9% 33.7% 33.7% (-) Tax (77) (19) (90) (98) (103) (108) (113) (113) % Tax Rate 15.0% 15.0% 15.0% 15.0% 15.0% 15.0% 15.0% 15.0% NOPAT 437 110 511 556 583 612 638 638 (+) D&A 25 6 28 30 32 32 35 35 (+) Dec. (Inc.) in NWC (17) (4) 13 (15) 13 (24) 13 13 (-) Capex (20) (5) (22) (24) (25) (26) (27) (27) Unlevered FCF 425 107 531 547 603 595 659 659 Discounted Unlevered FCF 106 489 451 446 394 391 4,397 Diluted SINA's Weibo Ownership % (2) 44.0% 43.6% 43.2% 42.8% 42.4% 41.9% 41.9% Diluted Attributable Discounted UFCF 46 213 195 191 167 164 1,844

Morgan Stanley

B WACC Analysis – Weibo

- Risk-free rate based on 10 Year US Treasury (Spot Rate) as of Sep 25, 2020
- Weibo's calculated weighted cost of capital (base case) is 11.7% per CAPM method on a consolidated basis

WACC Analysis – CAPM Method

		WACC Calculation		
Assumption	**Notes**	**Base**	**Low**	**High**
Market Risk Premium (MRP)	Morgan Stanley estimated market risk premium	6.0%	6.0%	6.0%
Risk Free Rate (R_f)	10 Year US Treasury (Spot Rate) as of 9/25/2020	0.7%	0.7%	0.7%
Levered Beta	Weibo's L5Y Beta based on regression	1.65	1.65	1.65
Sensitivity Adjustment	+/- 1.0% from base		(1.0%)	1.0%
Cost of Equity (K_E)	**Calculated using the Capital Asset Pricing Model**	**10.6%**	**9.6%**	**11.6%**
Adjustments When Required:				
Country Risk Adjustment	Spread between PRC 2030 Government USD Bond and 10 Year UST (Spot Rate)	2.4%	2.4%	2.4%
Excess Cash Adjustment (1)		0.5%	0.5%	0.5%
Adjusted Cost of Equity (K_E)		**13.5%**	**12.5%**	**14.5%**
Pre-tax Cost of Debt (KD)	Weighted rate of existing interest-bearing debt	3.4%	3.4%	3.4%
Tax Rate (t)	China Qualified Corporate PRC Tax Rate	15.0%	15.0%	15.0%
Post-tax Cost of Debt (K_D)		**2.9%**	**2.9%**	**2.9%**
Debt / Total Capitalization	Based on current capital structure	17.2%	17.2%	17.2%
Weighted Average Cost of Capital (WACC)	**K_E * E/(D+E) + K_D * (1-t) * D/(D+E)**	**11.7%**	**10.8%**	**12.5%**

Source: Capital IQ, Company filings
Notes:
1. Excess cash adjustment calculated as difference between implied cost of capital and cost of equity. Implied cost of capital calculated as difference between total equity cost and yield on excess net cash divided by aggregate operating business value, where yield on excess net cash equals cash interest multiplied by total cash less operating cash and debt, total equity cost equals cost of equity multiplied by equity value, and aggregate operating business value equals aggregate value plus operating cash. Operating cash assumed to be US$200MM per management guidance and excess net cash as of 2Q20 assumed to be US$430MM after adjusting for the senior notes issued on Jul 8, 2020

SINA CORPORATION CONFIDENTIAL SINA VALUATION ANALYSIS 30

Discounted Cash Flow Analysis – Weibo (Sensitivity) B Sensitivity Analysis – Attributable Weibo EV per SINA Share (Pre-HoldCo Discount) (%p change meaning change in percentage points) Source: Company management projections CONFIDENTIAL SINA CORPORATION SINA VALUATION ANALYSIS 31 Mgmt. Case Operating Margin Improvement (2020E - 2025E Average %p Increase) Average Operating Margin (2020E - 2025E) 33.3% %p Increase / (Decrease) - % 29.3% 30.3% 31.3% 32.3% (4.0%) (3.0%) (2.0%) (1.0%) 33.3% - % 34.3% 35.3% 36.3% 37.3% 1.0% 2.0% 3.0% 4.0% Attributable Weibo EV per SINA Share $ 53.6 Inc. / (Dec.) in EV / SINA Share $ - $ 48.3 $ 49.6 $ 50.9 $ 52.3 $ (5.3) $ (4.0) $ (2.7) $ (1.3) $ 53.6 $ - $ 54.9 $ 56.3 $ 57.6 $ 58.9 $ 1.3 $ 2.7 $ 4.0 $ 5.3 Average Operating Margin %p Change Mgmt. Case SME ARPU (2020E - 2025E CAGR %p Increase) CAGR (2020E - 2025E) 1.7% %p Increase / (Decrease) - % (2.3%) (1.3%) (0.3%) 0.7% (4.0%) (3.0%) (2.0%) (1.0%) 1.7% - % 2.7% 3.7% 4.7% 5.7% 1.0% 2.0% 3.0% 4.0% Attributable Weibo EV per SINA Share $ 53.6 Inc. / (Dec.) in EV / SINA Share $ - $ 44.4 $ 46.5 $ 48.8 $ 51.1 $ (9.2) $ (7.0) $ (4.8) $ (2.5) $ 53.6 $ - $ 56.2 $ 58.8 $ 61.6 $ 64.6 $ 2.6 $ 5.3 $ 8.1 $ 11.0 SME ARPU CAGR %p Change Mgmt. Case No. of SMEs (2020E - 2025E CAGR %p Increase) CAGR (2020E - 2025E) 3.6% %p Increase / (Decrease) - % (0.4%) 0.6% 1.6% 2.6% (4.0%) (3.0%) (2.0%) (1.0%) 3.6% - % 4.6% 5.6% 6.6% 7.6% 1.0% 2.0% 3.0% 4.0% Attributable Weibo EV per SINA Share $ 53.6 Inc. / (Dec.) in EV / SINA Share $ - $ 44.3 $ 46.4 $ 48.7 $ 51.1 $ (9.3) $ (7.2) $ (4.9) $ (2.5) $ 53.6 $ - $ 56.2 $ 58.9 $ 61.8 $ 64.8 $ 2.6 $ 5.3 $ 8.2 $ 11.2 No. of SMEs CAGR %p Change Mgmt. Case Key Account ARPU (2020E - 2025E CAGR %p Increase) CAGR (2020E - 2025E) 3.2% %p Increase / (Decrease) - % (0.8%) 0.2% 1.2% 2.2% (4.0%) (3.0%) (2.0%) (1.0%) 3.2% - % 4.2% 5.2% 6.2% 7.2% 1.0% 2.0% 3.0% 4.0% Attributable Weibo EV per SINA Share $ 53.6 Inc. / (Dec.) in EV / SINA Share $ - $ 42.5 $ 45.1 $ 47.8 $ 50.6 $ (11.1) $ (8.5) $ (5.8) $ (3.0) $ 53.6 $ - $ 56.7 $ 59.9 $ 63.3 $ 66.9 $ 3.1 $ 6.3 $ 9.7 $ 13.3 Key Account ARPU CAGR %p Change Mgmt. Case No. of Key Accounts (2020E - 2025E CAGR %p Increase) CAGR (2020E - 2025E) 4.1% %p Increase / (Decrease) - % 0.1% 1.1% 2.1% 3.1% (4.0%) (3.0%) (2.0%) (1.0%) 4.1% - % 5.1% 6.1% 7.1% 8.1% 1.0% 2.0% 3.0% 4.0% Attributable Weibo EV per SINA Share $ 53.6 Inc. / (Dec.) in EV / SINA Share $ - $ 42.6 $ 45.2 $ 47.8 $ 50.7 $ (11.0) $ (8.4) $ (5.7) $ (2.9) $ 53.6 $ - $ 56.7 $ 59.9 $ 63.2 $ 66.7 $ 3.1 $ 6.3 $ 9.6 $ 13.1 No. of Key Accounts CAGR %p Change

Morgan Stanley

C Long-term Investments

SINA's Non-Weibo Holdings

Summary of Long-term Investments

Public data as of Sep 25, 2020

US$MM

Investment	Business Nature	Book Value as of 6/30/2020	Value Range Low	Value Range High	Valuation Rationale
Tusimple	Autonomous driving	186	186	288	Low: Book value as of Jun 30, 2020 High: Realizable value at 30% liquidity discount to most recent market value of US$1.2Bn in Sep 2019 [(2)]
Daily Interactive (SZSE:300766)	Online marketing	179	89	179	Low: Realizable value based on Sep 25, 2020 market cap and 8.3% ownership by SINA, with 30% monetization discount and 10% withholding tax [(3)] High: Book value as of Jun 30, 2020
Show World (SHSE:600556)	Online marketing	158	158	427	Low: Book value as of Jun 30, 2020 High: Realizable value based on Sep 25, 2020 market cap and 19.8% ownership by SINA, with 50% monetization discount and 10% withholding tax [(4)]
Ali Sports	Sports	124	4	62	Low: SINA invested US$4MM in Apr 2018 High: Realizable value at 50% monetization discount to most recent market value of RMB8Bn [(5)]
YF Life Insurance	Insurance	103	58	103	Low: Realizable value at 30% monetization discount to most recent market value of US$1.67Bn and SINA's 5.0% ownership [(6)] High: Book value as of Jun 30, 2020
Tiange (SEHK:1980)	Social	78	28	28	Realizable value based on Sep 25, 2020 market cap and 23.8% ownership by SINA, with 10% stake sale discount
Yixia Tech	Social	54	-	-	SINA plans to write down the investment to zero [(7)]
Leju (NYSE:LEJU)	Real Estate	50	76	76	Realizable value based on Sep 25, 2020 market cap and 31.0% ownership by SINA, with 10% stake sale discount
Others	-	488	341	341	Realizable value at 30% liquidity discount to book value
Non-Weibo Subtotal		**1,421**	**940**	**1,504**	
Broker Valuation [(1)]			-	**144**	Brokers assign US$0 - 144MM for Leju and Tiange investments under equity investments methods for SoTP valuation

Source: Public filings, Company management, Capital IQ, Crunchbase, IT Juzi, Technode

Notes:
1. Selected brokers with SoTP valuation for SINA. Low end of nil implies that brokers do not assign value to SINA's long-term investments in SoTP valuation
2. Based on reported last round valuation
3. 30% monetization discount reflects potential discounts to sell the large block on the market, with 8.3% stake represents 8.5 days trading based on LTM ADTV and 10% withholding tax is payable on any distribution of proceeds to offshore shareholders of SINA
4. Show World was listed via backdoor listing in December 2019 and the value of SINA's 19.8% stake using L3M VWAP as of Sep 25, 2020 was RMB7.0Bn (US$1.0Bn). SINA's stake is subject to a three-year lock up that expires in December 2022. Following the expiry of such lock-up any share disposal by SINA is subject to specific limits in any 90 day period. As a result, a 50% monetization discount is applied to its market value to reflect major liquidity and disposal constraints. 10% withholding tax is payable on any distribution of proceeds to offshore shareholders of SINA. There is however no assurance that such a stake can be sold in an orderly manner
5. The recent fundraising was lead by the founder on arm's length basis. 50% monetization discount reflects (1) potential liquidity discounts, (2) uncertainty regarding the most recent fundraising valuation and (3) potential tax liabilities incurred upon disposal, if any
6. Based on equity value of MassMutual Asia at point of acquisition by Yunfeng Group in Aug 2017, which was subsequently renamed as YF Life Insurance. SINA owns 5% in MassMutual Asia. 30% monetization discount reflects (1) potential liquidity discounts and (2) potential tax liabilities incurred upon disposal, if any
7. Core assets of Yixia Tech has been transferred and it has no further product development or funding plan

SINA CORPORATION CONFIDENTIAL SINA VALUATION ANALYSIS 32

Morgan Stanley

Long-term Investments (cont'd)

Weibo Segment

Summary of Long-term Investments

Public data as of Sep 25, 2020

US$MM

Investment	Business Nature	Book Value as of 6/30/2020	Value Range Low[1]	Value Range High	Valuation Rationale
Didi	Ride sharing	142	-	260	High: Realizable value at 30% discount to most recent market value of US$56Bn in Jul 2019 [2]
Show World (SHSE:600556)	Online marketing	95	-	190	High: Realizable value based on Sep 25, 2020 market cap and 8.8% ownership by Weibo, with 50% monetization discount and 10% withholding tax [3]
Yixia Tech	Social	75	-	-	Weibo plans to write down the investment to zero [4]
Xiaoxiang Youpin	E-commerce	71	-	50	Realizable value at 30% liquidity discount to book value
Yunfeng Qitai	Financial	69	-	49	Realizable value at 30% liquidity discount to book value
Baoyin Consumer Finance	Financial	58	-	40	Realizable value at 30% liquidity discount to book value
Wuta-cam	Camera Tool	50	-	35	Realizable value at 30% liquidity discount to book value
Others	-	320	-	224	Realizable value at 30% liquidity discount to book value
Weibo Subtotal		**880**	**-**	**847**	

Source: Public filings, Company management, Capital IQ, Crunchbase, IT Juzi, Technode

Notes:
1. Low end for investments under Weibo is deemed to be zero due to limited ability of SINA to obtain value from Weibo's long-term investments
2. Based on reported last round valuation
3. Show World was listed via backdoor listing in December 2019 and the value of SINA's 19.8% stake using L3M VWAP as of Sep 25, 2020 was RMB7.0Bn (US$1.0Bn). Weibo's stake is subject to a three-year lock up that expires in December 2022. Following the expiry of such lock-up any share disposal by Weibo is subject to specific limits in any 90 day period. As a result, a 50% monetization discount is applied to its market value to reflect major liquidity and disposal constraints. 10% withholding tax is payable on any distribution of proceeds to offshore shareholders of Weibo. There is however no assurance that such a stake can be sold in an orderly manner if at all
4. Core assets of Yixia Tech has been transferred and it has no further product development or funding plan

SINA CORPORATION CONFIDENTIAL SINA VALUATION ANALYSIS 33

Morgan Stanley

D SINA HoldCo Discount Analysis

Implied Trading Discount of SINA Market Cap Relative to Attributable Market Price of Stake in Weibo [1]



Market Cap ($Bn)
Discount (%)
18
12
6
0
0%
(10%)
(20%)
(30%)
(40%)
(50%)
Jul 2, 2020: (30%)
L3Y Avg.: (35%)
$3.4bn
$2.4bn
Jul-17
Oct-17
Jan-18
Apr-18
Jul-18
Oct-18
Jan-19
Apr-19
Jul-19
Oct-19
Jan-20
Apr-20
Jul-20
SINA Market Cap
SINA Stake in Weibo
SINA Market Cap Discount to Value of Stake in Weibo (%)

Implied Trading Discount of SINA Market Cap Relative to Attributable Market Price of Stake in Weibo and its Long-Term Investments [1][2]



18
12
6
0
0%
(20%)
(40%)
(60%)
(80%)
(100%)
(120%)
L3Y Avg.: (47%)
Jul 2, 2020: (54%)
$5.7bn
$2.4bn
Jul-17
Oct-17
Jan-18
Apr-18
Jul-18
Oct-18
Jan-19
Apr-19
Jul-19
Oct-19
Jan-20
Apr-20
Jul-20
SINA Market Cap
SINA Stake in Weibo + LT Investments
SINA Market Cap Discount to Value of Stake in Weibo + LT Investments (%)

Source: Capital IQ

Notes:
1. Long-term investments measured at book value
2. Assuming SINA's market cap is fully attributable to the sum of a) the stake SINA held in Weibo and b) SINA's long-term investments (only including portion of Weibo's long-term investments that is attributable to SINA based on SINA's ownership), i.e. SINA's other business contributes zero to SINA

SINA CORPORATION CONFIDENTIAL SINA VALUATION ANALYSIS 34

HoldCo Discount in Select Asia Pacific Conglomerates D The Median HoldCo Discount for Asia Pacific Conglomerates is 32% Equity Value (US$MM) Broker SoTP Theoretical Value Implied Market Cap Based on Target Price HoldCo Discount (%) Company Name Business Segments Broker Report Date Broker 1 7/27/2020 42,036 33,833 (20%) CK Hutchison / CK Infrastructure, Power Assets, TPG Telecom, Hutchison Telecom Mobile Telecommunications / Data Services / Mobile Broadband Broker 2 7/30/2020 46,967 30,580 (35%) Fosun / Fosun Tourism, New China Life, Amneal Pharma Travel / Insurance / Asset Management Broker 3 8/27/2020 22,049 16,096 (27%) Broker 4 5/28/2020 172,010 107,506 (38%) Naspers / Tencent E-commerce / Internet Broker 5 7/7/2020 192,643 135,444 (30%) Broker 2 8/14/2020 197,918 128,647 (35%) Source: Broker reports CONFIDENTIAL SINA CORPORATION SINA VALUATION ANALYSIS 35 Median (32%) Average (31%)

Hypothetical Leveraged Buyout Analysis Key Assumptions Sources and Uses Deleveraging Profile (4) • • Entry Date: Sep 30, 2020 Offer Price: $43.30 per share as provided in the merger agreement Transaction Fee: 2% of total uses (excl. transaction fee) Refinancing: SINA standalone debt of $183MM (excl. litigation reserves) Debt Financing: Senior debt of $1.1Bn with interest rate of L + 350bps – 6.0x 2020E Attributable EBITDA of $179MM – Pro forma Attributable net debt / EBITDA (1) of 4.3x – Assumed dividends from Weibo (60% payout ratio) to SINA with 10% withholding tax to cover debt servicing Excess Cash Assumptions: $151MM – SINA standalone cash & ST investments excluding minimum cash of $150MM Exit Assumptions: Exit in 2025 year end at 9.0x – 13.0x EBITDA – Weibo equity value attributable to SINA calculated based on fully diluted ownership of 41.9% (post dilution from stock-based compensation) and includes additional block discount / friction costs – Lower exit multiple given materially lower expected growth in terminal year and onwards – Adjusted for SINA standalone net debt and long-term investments ($940MM) Attributable x20E EBITDA Sources US$MM % • Senior Debt Excess Cash Sponsor Equity 1,073 151 1,671 37.1% 5.2% 57.7% 6.0x 0.8x 9.3x • 0.5x 590 (0.1x) • 458 311 Attributable x20E EBITDA Uses US$MM % Equity Purchase Price (2) Transaction Expenses Debt Refinancing 2,655 57 183 91.7% 2.0% 6.3% 14.9x 0.3x 1.0x Attributable Net debt Attributable Net debt / EBITDA • Sensitivity Analysis 2025E Exit • AV / EBITDA Exit Multiple (Weibo) AV / EBITDA Exit Multiple (Weibo) 9.0x 10.0x 11.0x 12.0x 13.0x 9.0x 10.0x 11.0x 12.0x 13.0x 20.0% 20.0% 22.5% 22.5% 25.0% 27.5% 25.0% 27.5% 30.0% 30.0% Source: Company management projections Notes: 1. Attributable EBITDA / Net Debt denote aggregate values of i) SINA standalone EBITDA / net debt and ii) Attributable Weibo EBITDA / net cash based on SINA’s % stake in Weibo each year considering pro forma dilution from Weibo’s stock-based compensation 2. Equity value based on fully diluted shares outstanding assuming stock options and RSUs (as of Sep 21, 2020) using treasury method 3. Pro forma ratio based on 2020E attributable EBITDA 4. The analysis includes tax expense (25% China corporate tax rate) on operating income from Fintech business CONFIDENTIAL SINA CORPORATION SINA VALUATION ANALYSIS 36 Required IRR Required IRR 1.6% 6.4% 11.2% 16.0% 20.7% (4.3%) (0.0%) 4.3% 8.5% 12.8% (9.5%) (5.7%) (1.8%) 2.0% 5.9% (14.2%) (10.7%) (7.2%) (3.7%) (0.3%) (18.2%) (15.1%) (12.0%) (8.8%) (5.7%) 37.27 39.02 40.77 42.52 44.27 35.09 36.66 38.23 39.80 41.38 33.17 34.59 36.00 37.41 38.83 31.48 32.75 34.03 35.30 36.57 29.98 31.13 32.28 33.43 34.58 Premium to Unaffected Price - Required IRR vs. Weibo Exit Multiple Implied Offer Price - Required IRR vs. Weibo Exit Multiple Total Uses $ 2,895 100.0% 16.2x Total Sources $ 2,895 100.0% 16.2x 4.3x 769 4.0x 2.7x 1.9x 7161.2x 140 Pro (3) Forma (47) 2020E2021E2022E2023E2024E2025E

Hypothetical Leveraged Recapitalization Analysis Key Assumptions Sources and Uses Non-GAAP EPS (2)(5) • • Recap Date: Sep 30, 2020 Special Dividend: Utilizes $890MM proceeds to declare one-time special dividend (1) of $14.51 per share to existing shareholders (61.3MM diluted shares outstanding (2)) Refinancing: SINA standalone debt of $183MM (excl. litigation reserves) Debt Financing: Senior debt of $1.1Bn with interest rate of L + 350bps – 6.0x 2020E Attributable EBITDA of $179MM – Pro forma Attributable net debt / EBITDA (3) of 3.5x – Assumed dividends from Weibo (60% payout ratio) to SINA with 10% withholding tax to cover debt servicing Illustrative P / E: Illustrative range of 14.0x – 16.0x on a levered basis Cost of Equity (“CoE”): SINA consolidated cost of equity of 13.1% (4) Attributable x20E EBITDA Sources US$MM % $3.99 $3.62 Senior Debt 1,073 100.0% 6.0x $3.09 $2.81 • $2.47 $3.12 Attributable x20E EBITDA • $2.84 Uses US$MM % $2.47 $2.22 Special Dividends Debt refinancing 890 183 82.9% 17.1% 5.0x 1.0x $1.84 2021E 2022E 2023E 2024E 2025E Levered Recap. Case Management Projections Illustrative Future Share Prices (Excl. $14.51 Special Dividend) Illustrative PV of Future Share Prices (Incl. $14.51 Special Dividend at CoE of 13.1%) • $49.96 $46.83 Year $45.46 $42.62 • $39.45 $36.98 2021E 2022E 2023E 2024E 2025E $35.55 $33.33 $29.45 $27.61 14.0x 14.5x 15.0x 15.5x Deleveraging Profile $43.71 $39.78 $34.51 $31.11 $25.77 (0.7x) 303 154 2021E 2022E 2023E 2024E 2025E 16.0x 14.0x 15.0x 16.0x Source: Company management projections Notes: 1. No withholding tax assumed as direct distribution at SINA that is a Cayman Island entity 2. Based on fully diluted shares outstanding assuming stock options and RSUs (as of Sep 21, 2020) using treasury method 3. Attributable EBITDA / Net Debt denote aggregate values of i) SINA standalone EBITDA / net debt and ii) Attributable Weibo EBITDA / net cash based on SINA’s % stake in Weibo each year considering pro forma dilution from Weibo’s stock-based compensation 4. 13.1% CoE calculated based on Levered Recap’s higher leverage 5. The analysis takes account of tax expense (25% China corporate tax rate) on operating income from Fintech business Forma Attributable Net debt Attributable Net debt / EBITDA CONFIDENTIAL SINA CORPORATION SINA VALUATION ANALYSIS 37 P/E Multiple 3.5x 618 3.2x 2.0x 1.3x 5650.6x 436(0.1x) Pro (17) (206) 20E 21E 22E 23E 24E 25E 36.58 38.06 37.61 38.03 37.35 37.37 38.90 38.43 38.87 38.17 38.16 39.75 39.26 39.71 38.98 38.95 40.59 40.08 40.55 39.80 39.74 41.43 40.91 41.39 40.61 Total Uses$ 1,073100.0%6.0x Total Sources$ 1,073100.0%6.0x

SECTION 4 Analysis of Potential Transaction Alternatives CONFIDENTIAL 38

Morgan Stanley

Considerations for Illustrative Transaction Alternatives

Alternative Options	Description	Pros / Cons	Required Approval(s)	Critical Constraints
Status Quo / Secondary Listing	• Maintain status quo as a publicly listed company • Potentially evaluate a secondary listing in Hong Kong to increase value and mitigate any negative impact from the Kennedy Bill and other similar regulation	✓ Shareholders retain equity ✗ Share price may decrease if the transaction is withdrawn ✗ Unlikely to narrow the implied holding company discount at SINA level ✗ Increased geopolitical tensions between U.S. and China create listing risks ✗ A secondary listing in Hong Kong that is sufficiently large to provide adequate liquidity (e.g. US$500MM – US$1Bn) would be very dilutive to existing shareholders given primary offering required	• None	• N/A
Leveraged Dividend Recapitalization	• Leveraged recapitalization of SINA by taking on additional debt in order to fund an one-time dividend payout to existing shareholders	✓ Provide cash dividend to shareholders ✓ Shareholders continue to retain future upside on their equity holding ✗ May not result in overall meaningful higher shareholder value compared to take-private offer ✗ SINA becomes significantly levered with material debt servicing costs that are dependent on Weibo cash flows or asset distributions / disposals	• Board	• Dependent on Weibo dividends to service new debt • Weibo historically has not paid any dividends in the past • Management of Weibo stated that they do not intend to amend its dividend policy in the near to medium term
Sale of Weibo Stake	• Sale of Weibo stake to a third party with potential valuation upside from a strategic investor	✓ Potential valuation uplift from third party strategic purchaser for Weibo ✗ Subject to ROFO by Alibaba ✗ Possible scrutiny by governmental authorities if change of control is triggered ✗ New Wave has right to approve such a transaction ✗ Limited execution certainty and potentially longer timeframe required	• Board • Shareholders • Alibaba • Relevant Government Authorities	• According to legal counsel, the transaction is subject to shareholders' approval • New Wave indicated that it does not support the sale of Weibo shares to a third party as Weibo is a vital part of SINA's integrated operations • PRC regulators would scrutinize any potential change in controlling interest in Weibo, including if acquired by another strategic purchaser

Source: Company filings, management responses and interviews

SINA CORPORATION CONFIDENTIAL ANALYSIS OF POTENTIAL TRANSACTION ALTERNATIVES 39

Morgan Stanley

Considerations for Illustrative Transaction Alternatives (cont'd)

Alternative Options	Description	Pros / Cons	Required Approval(s)	Critical Constraints
Sale of SINA to a Third Party	• Sale of SINA to a third party	✓ Potential valuation uplift from third party strategic purchaser for SINA (potential synergies from acquiring SINA's businesses as well as controlling Weibo) ✗ Possible scrutiny by governmental authorities if change of control is triggered ✗ New Wave has right to approve such a transaction ✗ Limited execution certainty	• Board • Shareholders • Relevant Government Authorities	• Such a transaction would be subject to SINA shareholders' approval • New Wave indicated in its non-binding proposal letter dated Jul 6, 2020 that it is "interested only in acquiring the outstanding Ordinary Shares that the Buyer does not already own, and that we do not intend to sell our stake in the Company to any third party" • PRC regulators would scrutinize any potential change in controlling interest in Weibo, including if acquired by another strategic purchaser
Complete Spin-off of Weibo Shares	• Dividend out the entire c.44% interest held by SINA in Weibo • Remaining value of SINA would consist of smaller operating assets (portal + fintech) and non-operating assets which are loss making on a standalone basis	✓ Potentially eliminating the holding company discount of Weibo stake ✗ Subject to ROFO by Alibaba ✗ Possible scrutiny by government authorities if change of control is triggered	• Board • Shareholders • Alibaba • Relevant Government Authorities	• According to legal counsel, the transaction is subject to shareholders' approval • New Wave indicated that it will not support a material distribution of Weibo shares • New Wave believes a distribution will cause a de facto change of control, whereby Alibaba will become Weibo's single largest shareholder • This may result in triggering change of control clauses in various Weibo contracts and may also result in government scrutiny and potential consent for such shareholding changes • Distribution is subject to Alibaba's waiver of its ROFO
Partial Spin-off of Weibo Shares	• Dividend part of SINA's ownership in Weibo shares existing SINA shareholders • The magnitude and scope to be limited to the extent where SINA would remain as the largest shareholder ahead of Alibaba with the largest voting interest (to avoid triggering a change in control)	✓ Potentially realize additional value for shareholders without substantial debt incurrence ✓ Partially reduce holding company discount for the portion of stake distributed ✗ Subject to ROFO by Alibaba	• Board • Alibaba • Shareholders	• According to legal counsel, the transaction is subject to shareholders' approval • New Wave indicated that it will not support a material distribution of Weibo shares even if the distribution did not result in a change of control event on the basis that Weibo is a vital part of SINA's integrated operations • Distribution is subject to Alibaba's waiver of its ROFO

Source: Company filings, management responses and interviews

SINA CORPORATION CONFIDENTIAL ANALYSIS OF POTENTIAL TRANSACTION ALTERNATIVES 40